UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: June 8, 2006
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.01
EXHIBIT 10.02
EXHIBIT 10.03
EXHIBIT 10.04

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 8, 2006, at a regularly scheduled meeting of the Board of Directors of Interwoven, Inc. (the “Company”), Anthony Zingale, a director of the Company since April 2000, indicated that he did not wish to stand for re-election because of his commitments to Mercury Interactive Corporation as its President and Chief Executive Officer and as a member of its board of directors. Mr. Zingale will continue to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2006 Annual Meeting of Stockholders, which is scheduled for July 12, 2006.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 8, 2006, the Board approved an amendment to Article II, Section 2.2 of the Company’s Amended and Restated Bylaws, effective immediately prior to the Company’s 2006 Annual Meeting of Stockholders, to eliminate the classification of the Company’s Board of Directors (the “Board”) and set the term of office for all members of the Board to be from one annual meeting of stockholders to the next annual meeting of stockholders. Prior to the amendment, the Board was divided into three classes and the term of office for all members of the Board was three years, with elections of each class staggered over three years. The amended Section 2.2 of Article II will read in its entirety as follows:
     “Section 2.2: Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the person or persons elected by the incorporator. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.”
     A complete copy of the Company’s Amended and Restated Bylaws reflecting the foregoing amendment is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

Item 8.01.	Other Events.
Amendments to Equity Compensation Plans
     On June 8, 2006, the Board approved an amendment to each of the Company’s 1999 Equity Incentive Plan (the “1999 Plan”) and 2000 Stock Incentive Plan (the “2000 Plan” and together with the 1999 Plan, the “Plans”) to provide for the grant of restricted stock units. Restricted stock units are securities that represent the right to receive shares of the common stock of the Company on a one share for one unit basis on the settlement date, which will be the applicable vesting date for each restricted stock unit. Where permitted by applicable tax laws, the Company will withhold a certain number of shares for applicable taxes. Participants may be granted restricted stock units either in addition to, or in tandem with, other awards under the Plans, under such terms, conditions and restrictions as the Compensation Committee of the Board may determine. In general, the restricted stock units are expected to be awarded to participants under the Plans, subject to forfeiture and restrictions on transfer prior to vesting and the related distribution of shares of the common stock of the Company, in each case as determined by the Compensation Committee of the Board at the time of grant. The Company has not granted any restricted stock units under the Plans.
     Copies of the 1999 Plan and the 2000 Plan and related forms of agreement for restricted stock units are attached hereto as Exhibits 10.01 through 10.04 and incorporated herein by this reference.
2006 Annual Meeting of Stockholders
     The Company hereby announces that its 2006 Annual Meeting of Stockholders (the “Meeting”) has been scheduled to be held on July 12, 2006. In 2005, the Company’s Annual Meeting of Stockholders was held on June 2, 2005. Because the date of the Meeting varies by more than 30 calendar days from the anniversary of the 2005 Annual Meeting of Stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders are advised that the deadlines set forth under the caption “Stockholder Proposals to be Presented at the Next Annual Meeting” in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on May 2, 2005, continue to apply.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.01	1999 Equity Incentive Plan
10.02	2000 Stock Option Plan
10.03	Form of Restricted Stock Unit Agreement related to the 1999 Equity Incentive Plan
10.04	Form of Restricted Stock Unit Agreement related to the 2000 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: June 14, 2006	By:	/s/ Allan D. Smirni
Allan D. Smirni
Vice President and General Counsel

EXHIBIT INDEX

10.01	1999 Equity Incentive Plan

10.02	2000 Stock Option Plan

10.03	Form of Restricted Stock Unit Agreement related to the 1999 Equity Incentive Plan

10.04	Form of Restricted Stock Unit Agreement related to the 2000 Stock Incentive Plan